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Contact: Investor Relations (303) 691-4350
Investor@aimco.com
Jennifer Martin
Vice President—Investor Relations
(303) 691-4440

DENVER, COLORADO—February 11, 2003

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

ANNOUNCES FOURTH QUARTER AND FULL YEAR 2002 RESULTS

COMPLETED $218 MILLION IN PROPERTY SALES IN THE FOURTH QUARTER

"SAME STORE" NOI UP 1.5% FROM THIRD QUARTER

SUMMARY FINANCIAL RESULTS

        Apartment Investment and Management Company (NYSE:AIV) ("Aimco") announces fourth quarter and full year 2002 results including:

  •
  Earnings (Loss) Per Share ("EPS") were $(0.17) and $0.87 on a diluted basis for the three month and full year periods compared with $0.16 and $0.23 for same periods one year ago, respectively.

  •
  Operating Earnings per Share ("OEPS") were $0.21 and $1.49 on a diluted basis for the three month and full year periods compared with $0.18 and $0.52 for the same periods one year ago, respectively.

  •
  Funds From Operations ("FFO") were $118.4 million, or $1.05 per diluted common share for the quarter, and $510.0 million, or $4.64 per diluted common share, for the 2002 year. The comparable results from the same periods in 2001 were $133.6 million, or $1.30 per share, for the fourth quarter of 2001 and $532.3 million, or $5.21 per share, for the year.

Per Share Results

	Fourth Quarter		Full Year
	2002	2001	2002	2001
Earnings (loss)—EPS	$(0.17)	$0.16	$0.87	0.23
Operatings Earnings—OEPS	0.21	0.18	1.49	0.52
Funds from Operations—FFO	1.05	1.30	4.64	5.21
Adjusted Funds from Operations—AFFO	0.83	1.13	3.77	4.63

MANAGEMENT COMMENTS

        "The weak economy continued to affect negatively the multi-family real estate sector, and Aimco was no exception. Aimco experienced further declines in occupancy and continued to face downward pressure on rent levels in certain markets, particularly in Atlanta, Denver, Charlotte and Phoenix. However, again Aimco can point to its broad geographic and price point diversification in mitigating the effects of the economy. "Same Store" net operating income for the year 2002 was down 1.6% compared with 2001," commented Peter Kompaniez, president of Aimco. "Also, Aimco reported a full quarter of operations from its New England acquisition. In combination with the Casden acquisition made earlier in 2002, total real estate results have benefited from Aimco's sizable expansion into the stronger Southern California and New England markets."

        "Aimco continues to upgrade its portfolio by the sale of lower rated assets. Proceeds from these sales totaled $218 million in the fourth quarter and $522 million for all of 2002," said Terry Considine, Aimco's chairman and chief executive officer. "Aimco expects such sales to total as much as $1.3 billion during 2003 and to generate as much as $300 million in net proceeds that will be applied to repayment of short-term debt and reinvestment in long-term hold properties through Capital Enhancement and redevelopment spending."

COMMON STOCK DIVIDENDS

        As previously announced, the Aimco Board of Directors declared the regular quarterly cash dividend of $0.82 per share of Class A Common Stock for the quarter ended December 31, 2002, payable on February 18, 2003 to stockholders of record on February 11, 2003. The dividend represents a distribution of 96% of AFFO (before deducting Capital Enhancements) and 78% of FFO for the quarter ended December 31, 2002 and a 9.1% yield based on the $35.90 closing price of Aimco's Class A Common Stock on January 30, 2003.

OPERATIONAL RESULTS

Fourth Quarter Property Operations

        Fourth quarter revenue from property operations of $383 million was up $74 million or 24% from fourth quarter 2001 primarily due to the Casden and New England acquisitions, which together contributed $54 million, as well as to newly consolidated properties. The average conventional property monthly rent per unit was $723 compared with $702 in the prior year.

        Fourth quarter expenses from property operations of $157 million were up $29 million or 23% from the fourth quarter 2001 primarily due to the newly acquired properties. Income from Property Operations of $226 million was up $45 million or 25% from fourth quarter 2001, benefiting from new acquisitions and partnership consolidations.

Property Operating Metrics

	Fourth Quarter				Sequential
	2002	2001	Variance		3rd Qtr	Variance
Average Physical Occupancy	90.2%	90.0%	+20	bp	92.1%	-190	bp
Average Rent/unit	$723	$702	3.0%		$715	1.1%
NOI ($mm)	$226.4	$181.6	24.7%		$209.6	8.0%

        Fourth quarter results included a full quarter of contribution by the New England properties acquired during the third quarter. During the fourth quarter:

    •
    The Casden properties, located primarily in Southern California and acquired during the first quarter, enjoyed average occupancies above 96%;

    •
    The New England properties were fully integrated into Aimco operations; and

    •
    The Villas at Park La Brea acquired during the quarter improved its lease-up to a current level of 75%.

        When compared to third quarter, the conventional portfolio had lower average occupancy in the "Same Store" portfolio, which was in part seasonal, and higher average rent, which was due to the contribution of the New England properties and fewer lower rent properties due to property sales.

        As announced in the second quarter 2002, Aimco deducts both Capital Replacements and Capital Enhancements in calculating Free Cash Flow ("FCF") and AFFO. During the fourth quarter, Capital Replacements were $21.9 million, or $121 per unit and Capital Enhancements were $1.8 million or $10 per unit. The $23.7 million total of these expenditures equals $0.22 per share (based on the AFFO per share calculation).

Capital Replacement & Capital Enhancement Expenditures

	2002		2001
	Fourth Quarter	Full Year	Fourth Quarter	Full Year
Capital Replacements	$22	$83	$18	$59
Capital Enhancements	2	8	—	—

Total ($mm)	$24	$91	$18	$59
Capital Replacements per unit	$121	$478	$110	$367
Capital Enhancements per unit	10	46	—	—

Total ($/unit)	$131	$524	$110	$367
Capital Replacements per share	$0.20	$0.78	$0.17	$0.58
Capital Enhancements per share	0.02	0.08	—	—

Total ($/share)	$0.22	$0.86	$0.17	$0.58

        Real Estate Free Cash Flow, including Aimco's share of cash flow from unconsolidated properties, was $192 million, up 16% from $166 million in the fourth quarter 2001. In the fourth quarter, FCF from units with rents greater than $1,000 per month increased to $43 million or 22% of real estate FCF versus $27 million or 16% in fourth quarter 2001. This is primarily a result of the Casden and New England acquisitions. Fourth quarter results also reflect higher Capital Replacement spending and the deduction of Capital Enhancement costs.

"Same Store" Results

        "Same Store" results reflect the performance of conventional communities owned and stabilized within Aimco's portfolio during both the current and prior year period. These results measure operating performance without variations caused by interim transactions. "Same Store" properties accounted for 81% of fourth quarter real estate FCF. There are 620 "Same Store" communities with a total 173,397 apartment units in which Aimco has a weighted average 79.4% ownership.

Same Store Operating Results

	Fourth Quarter				Full Year
	2002	2001	Variance		2002	2001	Variance
Revenue	$276.8	$287.0	-3.5%		$1,130.5	$1,138.5	-0.7%
Expenses	103.3	105.1	-1.7%		420.9	417.3	0.9%

NOI	$173.5	$181.9	-4.6%		$709.6	$721.2	-1.6%
NOI margin	62.7%	63.4%	-70	bp	62.8%	63.3%	-50	bp

        "Same Store" revenues in the fourth quarter were $277 million, down $10 million or 3.5% from the prior year due:

    •
    $6 million to lower average rents, down $11 per unit or 1.6%;

    •
    $5 million to lower occupancy, down 230 basis points;

    •
    $2 million to increased bad debt; somewhat offset by

    •
    $3 million of ancillary income.

        "Same Store" expenses in the fourth quarter 2002 were $103 million, down $2 million or 1.7% from the prior year due primarily to:

    •
    Lower resident turnover;

    •
    Lower insurance cost; somewhat offset by

    •
    Higher property taxes.

        "Same Store" NOI in the fourth quarter 2002 was $174 million, down $8 million or 4.6% from the prior year.

        For full year 2002, "Same Store" revenues were $1.130 billion, down $8 million or 0.7% from the prior year due:

    •
    $7 million to lower average rents, down $4 per unit or 0.5%;

    •
    $11 million to lower occupancy, down 80 bp;

    •
    $13 million to increased bad debt; somewhat offset by

    •
    $23 million of higher utility reimbursement income and other ancillary income.

        For full year 2002, "Same Store" expenses were $421 million, up $4 million or 0.9% from the prior year due primarily to:

    •
    $7 million of higher taxes and insurance; somewhat offset by

    •
    $3 million lower controlled costs.

        For full year 2002, "Same Store" NOI was $710 million, down $12 million or 1.6% from the prior year.

        It is noteworthy that, had the Casden and New England acquisitions been owned long enough to have been included in the "Same Store" portfolio, the change in NOI would have been down 3.6% for the fourth quarter as compared to fourth quarter 2001, and would have been down 1.2% for 2002 as compared to the prior year.

        During the fourth quarter and despite the generally weak economy, Aimco confronted a wide range of market conditions. To emphasize the breadth of this range, Aimco has again classified the 40 largest markets where Aimco earns 82% of its "Same Store" NOI as "Good", "Bad" or "Ugly".

Same Store Breakdown of Top 40 Markets
Comparative NOI Full Year(1)

2002 v. 2001	Number of Markets	Percent of Top 40 of NOI	Change in NOI	Average Change in NOI
THE GOOD	25	58%	> 0	4.6%
THE BAD	5	19%	0% to -5%	-3.1%
THE UGLY	10	23%	down > -5%	-13.3%

(1)
See Supplemental Schedule IX, X and XI for detailed market by market data

        By comparison to third quarter 2002, fourth quarter revenue was down by 1.5%, which was in part seasonal, while expenses were lower by 6.1%. This resulted in an increase in NOI of 1.5%. In certain markets, competitive pressure from higher concessions and lower rents was greater than expected, and the decline in Aimco occupancy was also more than expected. Some of this decline may also be due to Aimco maintaining, and even increasing, credit standards required of new residents. In these markets, Aimco is working to increase occupancies through better marketing practices and, in some cases, by reducing rents. The reduction in expenses from the third to the fourth quarter is due to seasonal reduction in spending for repairs and landscaping and also to lower costs for resident turnover, which were somewhat offset by higher property taxes.

Same Store Sequential Operating Metrics

	Fourth Quarter				Sequential
	2002	2001	Variance		3rd Qtr	Variance
Average Physical Occupancy	91.1%	93.4%	-230	bp	93.3%	-220	bp
Average Rent/unit	$687	$698	$(11)		$683	$4

Investment Management Activity

        Investment Management contributed $7.5 million or 3.7% of FCF. Investment Management earned $6.5 million by providing property management, asset management, construction management, refinancing, disposition, development and other services to affiliated partnerships, all as provided by the respective partnership agreements. During fourth quarter 2002, Aimco provided such services to 728 consolidated partnerships and 464 unconsolidated partnerships. Aimco owns an average of 89% of the consolidated partnerships and 21% of the unconsolidated partnerships. Fees relating to Aimco's ownership have been eliminated. The gross value of the limited partner share of the unconsolidated partnerships is estimated at $4 billion of which approximately 65% is funded with non-recourse debt. Investment Management included fees of $3.6 million primarily due to increased activities of Aimco Capital.

        Investment Management also earned $1 million by providing similar services to unrelated third parties owning 104 properties, including approximately 11,535 units. For 7,955 of these units, services are provided pursuant to long-term contracts.

Interest Income and General Partner Loans

        Interest and other income was $20 million, a decrease of $2 million or 9% from $22 million in fourth quarter 2001. Of this total, General Partner loan interest income of $2 million decreased by $1 million from $3 million in fourth quarter 2001, due to collection of Notes Receivable.

        Aimco held $169 million in carrying value ($331 million in face value) of loans receivable from affiliated partnerships at December 31, 2002 compared with $244 million at December 31, 2001, a reduction of $75 million or 31%. During fourth quarter, Aimco completed its year-long review of the collectibility of each of these loans. For the fourth quarter, this review identified transactional income (accretion) of $17 million and impairments of $4 million, a net of $13 million. Impairments were treated as a period expense and accounted for as "Provision for losses on notes receivable". For all of 2002, this process identified accretion of $44 million and impairments of $9 million, a net of $35 million. These results compare to accretion of $16 million in fourth quarter 2001 and $36 million for all of 2001.

G&A and other expenses

        General and administrative (G&A) expenses for the quarter were $8 million, up $2.3 million compared with the year ago period due to increased professional fees related primarily to the evaluation of the General Partner loan portfolio.

        Other expenses of $5.2 million for the quarter included abandoned pursuit costs of $1.2 million and personnel costs of $4.0 million primarily related to year-end compensation.

Gain (loss) on Dispositions and Income (loss) from Discontinued Operations

        Aimco recognized a loss on dispositions, not otherwise included in discontinued operations, of $28 million in fourth quarter 2002 and $28 million for the entire year. This loss is due primarily to a $38 million change in estimate due to better insight into data related to the finalization of purchase price accounting to appropriate entities of past acquisitions, including limited partnership activities, partially offset by property sale gains of $10 million in 2002.

        Aimco recognized a loss from discontinued operations equal to $0.2 million for fourth quarter from consolidated assets sold or held for sale and $6 million for the entire year, primarily relating to the sale of senior living properties in second quarter of 2002.

        Detailed information is provided in footnotes [g] and [h] to Supplemental Schedule I.

Summary of Fourth Quarter and Full Year Performance

        FFO per share in fourth quarter of $1.05 met "guidance" of between $1.04 and $1.10 while AFFO per share of $0.83 was three cents below the expected range of $0.86 to $0.92, due to higher Capital Replacement and Capital Enhancement spending. As expected, operations contributed $1.01, or 96%, of FFO per share. The two-cent incremental contribution over the third quarter is due to sequentially better "Same Store" NOI and a full quarter of results from the New England acquisition.

        Transactions contributed $0.04 per share to fourth quarter 2002 FFO per share and included Activity based fees of $0.03 plus accretion net of impairments of $0.12 offset by $0.05 of other expenses, and net non-recurring expenses of $0.06, primarily professional fees associated with the loan review process (G&A) and write-off of deferred financing costs (Interest Expense).

        For the year, real estate operations contributed $4.23 or 91% of total FFO per share of $4.64.

Actual Versus Projected Results

	Fourth Quarter
	Actual $/share	Projected $/share
FFO	$1.05	$1.04 - 1.10
Core Operations	1.01	1.00 - 1.03
Real Estate Transactions & Other	0.04	0.04 - 0.07
AFFO	0.83	0.86 - 0.92
OEPS	0.21	0.27 - 0.39
EPS	(0.17)	0.15 - 0.24
	Actual	Projected
Same Store NOI Change (4Q02 v 4Q01)	-4.6%	-5.0% to -6.0%
Same Store NOI Change (2002 v 2001)	-1.6%	-2.0% to -1.0%

TRANSACTION AND REDEVELOPMENT ACTIVITY

Acquisitions

        On December 3, 2002, the Company announced the closing of its purchase of The Villas at Park La Brea, a mid-rise apartment community located in Los Angeles in the mid-Wilshire area. This newly constructed community has 250 apartments and was purchased for $55.5 million.

        Also during the quarter, Aimco purchased interests in 27 partnerships owning 27 properties for an aggregate of $7 million.

Dispositions

        Aimco regularly reviews its portfolio to identify properties that do not meet long-term investment criteria, and seeks to sell these properties.

        During 2002, Aimco sold 87 properties for $552 million in gross proceeds, generating net proceeds to Aimco of $137 million after payment of mortgage debt and limited partner interests. During the fourth quarter, Aimco sold 35 apartment communities, of which 24 were conventional and 11 were affordable.

        The yields shown below are calculated as the Free Cash Flow earned by the properties during the 12 months prior to their sale, divided by their sales price. Free Cash Flow is defined as Net Operating Income less $478 per unit Capital Replacements (Aimco actual 2002 CR per unit) and is before debt service. The prices received for these properties slightly exceeded Aimco's reported estimate of their net asset value.

Fourth Quarter Property Sales Activity

	Number of Units	Gross Proceeds ($mm)	FCF Yield	Property Debt ($mm)	Net Proceeds (1) ($mm)	Average Rent ($/unit)
Conventional	5,263	$178	8.1%	$103	$62	$540
Affordable	1,475	$40	6.8%	$21	$9	$552

Total Dispositions	6,738	$218	7.9%	$124	$71	$543

(1)
Net of partner interests and mortgage debt.

        Aimco currently has 137 conventional properties (approximately 34,000 units with average rents of $500 per unit) and 115 affordable properties (approximately 12,000 units with average rents of approximately $500 per unit) being marketed for sale and anticipates gross sales proceeds of approximately $1.0 to $1.3 billion during 2003. Aimco expects that its share of cash from these dispositions, net of partner interests and after mortgage debt, will be up to $300 million.

Redevelopment Activity

        As of year-end, Aimco had 10 properties with 3,678 units under redevelopment having an estimated total investment (fair market value prior to redevelopment plus new redevelopment spending) of $601 million, of which approximately $34 million remains to be spent. Aimco's share of the estimated total investment is $501 million, of which approximately $21 million remains to be spent.

BALANCE SHEET AND LIQUIDITY

Financing Activity

        For 2002, approximately $270 million of convertible preferred securities were converted into Aimco Class A Common Stock.

        During the fourth quarter, Aimco closed 30 mortgage loans generating $346 million of total proceeds at a weighted average interest rate of 4.29%. After repayment of existing debt, transaction costs and distributions to limited partners totaling $202 million, Aimco's share of the net proceeds was $119 million.

Fourth Quarter Mortgage Refinancings

Mortgage Type (all non-recourse)	Loan Amount	Net Proceeds	Rate
Conventional Fixed Rate—18-20 year fully amortizing	$100.4	$49.8	5.90%
Conventional Fixed Rate—10 year, 30 year amortization	5.6	2.2	5.79%
Conventional Variable Rate	181.9	55.1	2.96%
HUD Fixed Rate—10-20 year term, 20-30 year amortization	48.3	11.8	5.65%
Tax-Exempt Bond	10.0	(0.4)	4.69%

Totals	$346.2	$118.5	4.29%

        At year-end, Aimco had total mortgage debt of $6.3 billion, of which $5.9 billion, or 94%, was consolidated debt (Aimco share of consolidated debt was $5.3 billion) and $0.4 billion, or 6%, was Aimco's pro rata share of unconsolidated debt. Total mortgage debt had a weighted average maturity of 14 years and a weighted average interest rate of 6.5%. Further, 84% ($5.3 billion) of the mortgage debt is fixed rate and 16% ($1.0 billion) is variable rate, of which 80% ($797 million) is tax-exempt financing. In addition, Aimco had $406 million in short-term debt, including $115 million on the Casden term loan and $291 million borrowed on its line of credit.

Capital Structure

	At March 31	Percent of Total	At June 30	Percent of Total	At Sept. 30	Percent of Total	At Dec. 31	Percent of Total
Short-term debt	$517	5%	$150	1%	$420	4%	$406	4%
Long-term debt	5,308	46%	5,198	45%	5,522	49%	5,715	51%
Preferred equity	1,277	11%	1,131	10%	1,083	10%	1,080	10%
Common equity at market	4,437	38%	5,113	44%	4,104	37%	3,967	35%

Total Capitalization	$11,539	100%	$11,592	100%	$11,129	100%	$11,168	100%

Note: Debt includes Aimco's proportionate share of total debt. Common equity calculations use quarter-end trading prices of Aimco common stock.

        In the fourth quarter, consolidated debt increased slightly as increased consolidations and refinancings more than offset scheduled amortization payments, reductions in debt attributable to property sales and the reduction of short-term borrowings. Because of the decline in the share price, debt increased to 55% of total capitalization and debt plus preferred stock increased to 65%.

        Free Cash Flow coverage of interest expense and preferred dividends was:

Coverage Ratios

	Fourth Quarter		Full Year
	2002	2001	2002	2001
FCF: Interest	2.21	2.61	2.37	2.62
FCF: Interest and preferred dividends	1.73	1.90	1.81	1.97

Liquidity

        Aimco had $291 million outstanding on its $400 million revolving line of credit at quarter end with availability of $109 million. During the fourth quarter, borrowings on the line of credit included a $37 million draw related to tenders and acquisitions with the remainder used to fund redevelopment and general corporate activity.

        Aimco generated cash from internal sources equal to $136 million for the quarter and $244 million for the year. During the year, Aimco applied $49 million of sales proceeds to paydown the Casden term loan.

OUTLOOK

Outlook

        Earnings guidance for the First Quarter and full year 2003 are attached as Supplemental Schedule XII. In addition, Aimco announced its 2003 Outlook in a press release dated December 19, 2002 and posted a presentation of its 2003 Outlook to its Website at Aimco.com/about/03Outlook.asp.

OTHER INFORMATION

Supplemental Information

Table of Contents:	Schedule:
Consolidated Statements of Income	I
Balance Sheet Presentation	II
FFO and AFFO	III
Free Cash Flow from Business Segments	IV
Free Cash Flow Narrative	V
Proportionate Income Statement Presentation	VI
Selected Balance Sheet Information	VII
Summary of Redevelopment Activity	VIII
Top 40 Markets by NOI Percent Change	IX
4Q 2002 v. 4Q 2001 Same Store Sales	X
2002 v. 2001 Same Store Sales	XI
2003 Outlook Summary	XII

        Additional disclosures will be available on the Aimco website at www.aimco.com/about/financial/4Q2002.asp as noted below.

    Apartment Unit Summary
    Capital Expenditure Summary
    Net Asset Value (not yet available)

Earnings Conference Call

        Please join Aimco management for the fourth quarter and full year 2002 earnings conference call to be held tomorrow, February 12, 2003 at 1:00 p.m. eastern time. You may join the conference call by dialing 888-228-8198, or 706-634-5947 for international callers. Please call approximately five minutes before the conference call is scheduled to begin and tell the operator that you wish to join the Apartment Investment and Management Company fourth quarter 2002 earnings conference call. The live conference call can also be accessed through the Internet via Aimco's website at www.aimco.com/about.asp and clicking on the webcast link.

Forward-looking Assumptions

        This earnings release and supplemental schedules contain forward-looking statements including statements regarding 2003 results that are subject to certain risks and uncertainties, including but not limited to Aimco's ability to maintain current occupancy, rent levels, and "same store" results. Actual results may differ materially from those described and could be affected by a variety of factors including economic conditions; changes in interest rates; governmental regulations; competition; financing risks; variations in real estate values; the failure of acquisitions to perform in accordance with expectations; litigation; possible environmental liabilities; and other risks described in our filings with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and we assume no obligation to revise or update them to reflect future events or circumstances.

About Aimco

        Aimco is a real estate investment trust headquartered in Denver, Colorado owning and operating a geographically diversified portfolio of apartment communities through 19 regional operating centers. Aimco, through its subsidiaries, operates approximately 1,790 properties, including approximately 318,000 apartment units, and serves approximately one million residents each year. Aimco's properties are located in 47 states, the District of Columbia and Puerto Rico. For additional information on Aimco, please visit our website at www.aimco.com; call Investor relations at (303) 691-4350 or Jennifer Martin, Vice President—Investor Relations, at (303) 691-4440; or email us at investor@aimco.com.

TABLE OF CONTENTS

Schedule I	Consolidated Statements of Income
Schedule II	Balance Sheet Presentation
Schedule III	FFO and AFFO
Schedule IV	Free Cash Flow from Business Segments
Schedule V	Free Cash Flow Narrative
Schedule VI	Proportionate Income Statement Presentation
Schedule VII	Selected Balance Sheet Information
Schedule VIII	Summary of Redevelopment Activity
Schedule IX	Top 40 Markets by NOI Percent Change
Schedule X	Fourth Quarter Comparative Same Store Sales
Schedule XI	Year to Date Comparative Same Store Sales
Schedule XII	2003 Outlook Summary

FORWARD LOOKING STATEMENT

        The information contained herein includes forward-looking statements regarding future results that are subject to certain risks and uncertainties, including but not limited to Aimco's ability to maintain current or expected occupancy, rent levels, "same store" results and to achieve expected growth rates. Actual results may differ materially from those described and could be affected by a variety of factors including economic conditions; changes in interest rates; governmental regulations; competition; financing risks, variations in real estate values; the failure of acquisitions to perform in accordance with expectations possible environmental or litigation liabilities; and other risks described in our filings with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and we assume no obligation to revise or update them to reflect future events or circumstances.

Supplemental Schedule I

Consolidated Statements of Income(a)

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2002	2001	2002	2001
RENTAL PROPERTY OPERATIONS:
Rental and other property revenues	$383,251	$309,492	$1,405,684	$1,224,667
Property operating expenses(b)(c)	(156,840)	(127,911)	(561,412)	(465,721)

Income from property operations	226,411	181,581	844,272	758,946

INVESTMENT MANAGEMENT BUSINESS:
Management fees and other income from affiliates(c)	28,222	39,698	100,550	158,367
Management and other expenses(c)	(20,743)	(30,738)	(78,262)	(112,047)
Amortization of intangibles	(832)	(5,266)	(4,026)	(18,729)

Income from investment management business	6,647	3,694	18,262	27,591

General and administrative expenses	(7,967)	(5,662)	(20,344)	(18,530)
Other expenses(d)	(5,200)	(6,400)	(10,200)	(6,400)
Provision for losses on accounts, fees and notes receivable(e)	(4,168)	(6,646)	(9,006)	(6,646)
Depreciation of rental property	(81,065)	(70,831)	(288,589)	(327,070)
Interest expense	(96,418)	(62,062)	(339,737)	(297,507)
Interest and other income(e)	20,118	21,532	73,694	68,417
Equity in earnings (losses) of unconsolidated real estate partnerships(f)	(1,663)	(2,594)	694	(16,662)
Minority interest in consolidated real estate partnerships	(9,341)	(9,622)	(15,074)	(37,619)

Operating earnings	47,354	42,990	253,972	144,520
Gain (loss) on dispositions of real estate(g)	(28,553)	12,991	(27,902)	17,394
Distributions to minority partners in excess of income	(11,705)	(16,325)	(26,979)	(46,359)

Income before minority interest in Aimco Operating Partnership and discontinued operations	7,096	39,656	199,091	115,555
Minority interest in Aimco Operating Partnership	(264)	(4,665)	(23,908)	(12,442)

Income from continuing operations	6,832	34,991	175,183	103,113
Discontinued operations:
Income (loss) from discontinued operations, net of tax of $1,955 and $2,507 for the three months and year ended December 31, 2002, respectively(h)	(223)	1,797	(6,137)	4,239

Net income	$6,609	$36,788	$169,046	$107,352

Net income attributable to preferred stockholders	$22,092	$24,887	$93,558	$90,331

Net income (loss) attributable to common stockholders	$(15,483)	$11,901	$75,488	$17,021

Weighted average number of common shares outstanding	92,460	73,383	85,698	72,458

Weighted average number of common shares and common share equivalents outstanding	92,460	75,098	86,773	73,648

Earnings per share:
Basic earnings (loss) per common share	$(0.17)	$0.16	$0.88	$0.23

Diluted earnings (loss) per common share	$(0.17)	$0.16	$0.87	$0.23

Operating earnings per share:
Operating earnings attributable to common stockholders	$19,694	$13,367	$129,142	$38,424

Basic operating earnings per common share	$0.21	$0.18	$1.51	$0.53

Diluted operating earnings per common share	$0.21	$0.18	$1.49	$0.52

(a)
See Supplemental Schedule IV for Aimco's free cash flow from business segments from consolidated and unconsolidated entities.

(b)
Includes $1.9 million and $2.4 million of non-Aimco share of property management expense for the three months ended December 31, 2002 and 2001, respectively, and $6.3 million and $8.5 million for the year ended December 31, 2002 and 2001, respectively.

(c)
In accordance with consolidation accounting principles the following fees were eliminated from investment management income and the associated expense was accordingly eliminated from rental property operations (in thousands):

	Quarter Ended 31-Dec-02	Year Ended 31-Dec-02
Management fee income	$10,700	$39,900
Reimbursement fee income	3,500	14,600
(d)
During the fourth quarter of 2002, the Company incurred variable expense resulting from and netting to the following (in thousands):

	Quarter Ended 31-Dec-02		Year Ended 31-Dec-02
Legal settlements/reserves	$		$3,100
Pursuit costs		1,200	2,200
Personnel costs		4,000	4,900

Total		$5,200	$10,200

(e)
In fourth quarter 2002, interest and other income included $17 million of transactional income. In addition, the Company reserved $4 million for potential loan losses on general partner notes, resulting in $13 million of income for the quarter.

(f)
In fourth quarter 2002, represents Aimco's share of earnings from 73,924 apartment units in which Aimco holds an equity interest.

(g)
In fourth quarter 2002 loss on dispositions of real estate included approximately $38 million of change in estimates due to better insight into data related to the finalization of purchase price accounting to appropriate entities of past acquisitions including limited partnership activities.

(h)
Loss from discontinued operations of consolidated properties is broken down as follows (in thousands):

	Quarter Ended 31-Dec-02	Year Ended 31-Dec-02
Income from operations	$48	$6,649
Gain (loss) on disposals, net	1,684	(8,958)
Distributions to minority partners in excess of income	—	(1,321)
Income tax arising from disposals (primarily deferred)	(1,955)	(2,507)

Loss from discontinued operations	$(223)	$(6,137)

Supplemental Schedule II

Balance Sheet Presentation

(in thousands)

(unaudited)

	Proportionate Consolidated Balance Sheet(a)	Proportionate Share of Unconsolidated Partnerships(b)	Consolidated GAAP Balance Sheet as of December 31, 2002	Consolidated GAAP Balance Sheet as of December 31, 2001
ASSETS
Real estate, net of accumulated depreciation	$9,521,941	$597,843	$8,924,098	$6,587,119
Assets held for sale	64,478	—	64,478	222,760
Cash and cash equivalents	99,553	—	99,553	80,000
Restricted cash	224,884	—	224,884	138,223
Accounts receivable	132,613	—	132,613	100,339
Deferred financing costs	73,168	—	73,168	82,693
Notes receivable primarily from affiliated entities	169,238	—	169,238	243,511
Investment in unconsolidated real estate partnerships	194,997	(172,855)	367,852	588,393
Other assets	260,717	—	260,717	257,634

TOTAL ASSETS	$10,741,589	$424,988	$10,316,601	$8,300,672

LIABILITIES AND STOCKHOLDERS' EQUITY
Secured tax-exempt bond financing—long term	$1,276,812	$31,960	$1,244,852	$978,362
Secured notes payable—long term	4,975,892	393,028	4,582,864	3,394,051
Term loan	115,011	—	115,011	—
Credit facility	291,000	—	291,000	213,500

TOTAL INDEBTEDNESS	6,658,715	424,988	6,233,727	4,585,913
Accounts payable	12,136	—	12,136	10,597
Accrued liabilities and other	297,575	—	297,575	240,478
Liabilities related to assets held for sale	50,945	—	50,945	174,929
Deferred income	15,445	—	15,445	9,075
Security deposits	41,065	—	41,065	31,174
Deferred taxes	36,680	—	36,680	36,348

TOTAL LIABILITIES	7,112,561	424,988	6,687,573	5,088,514

Minority interest in consolidated real estate partnerships	75,535	—	75,535	113,782
Mandatorily redeemable convertible preferred securities	15,169	—	15,169	20,637
Minority interest in Aimco Operating Partnership	374,937	—	374,937	367,124
STOCKHOLDERS' EQUITY
Class A Common Stock	938	—	938	745
Additional paid-in capital	3,050,057	—	3,050,057	2,209,803
Perpetual preferred stock	552,520	—	552,520	502,520
Convertible preferred stock	392,492	—	392,492	621,947
Distributions in excess of earnings	(776,577)	—	(776,577)	(572,165)
Unvested restricted stock	(7,079)	—	(7,079)	(5,775)
Notes due from officers on common stock purchases	(48,964)	—	(48,964)	(46,460)

	3,163,387	—	3,163,387	2,710,615

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,741,589	$424,988	$10,316,601	$8,300,672

(a)
Aimco's proportionate consolidated balance sheet, which includes the GAAP balance sheet as of December 31, 2002, plus the proportionate share of selected unconsolidated balance sheet data to include only real estate, land, accumulated depreciation and secured debt, as of December 31, 2002.

(b)
Total of Aimco's proportionate share of selected unconsolidated balance sheet data to include only real estate, land, accumulated depreciation and secured debt, as of December 31, 2002.

Supplemental Schedule III

Funds From Operations and Adjusted Funds From Operations

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2002	2001	2002	2001
Operating Activities:
Net Income	$6,609	$36,788	$169,046	$107,352
Minority interest in Aimco Operating Partnership	264	4,665	23,908	12,442
Real estate depreciation, net of minority interest	77,189	69,581	260,507	316,101
Real estate depreciation related to unconsolidated entities	7,527	13,741	33,544	57,506
Gain on disposition of land	—	3,843	—	3,843
Loss (gain) on dispositions of real estate	28,553	(12,991)	27,902	(17,394)
Income tax arising from disposals	—	1,995	—	3,202
Distributions to minority partners in excess of income	11,705	16,325	26,979	46,359
Amortization of intangibles	832	5,266	4,026	18,729
Discontinued operations:
Loss (gain) on disposals, net of minority interest	(1,684)	—	8,958	—
Real estate depreciation, net of minority interest	2,849	3,495	10,403	16,948
Distributions to minority partners in excess of income	—	1,342	1,321	1,342
Income tax arising from disposals	1,955	—	2,507	—
Perpetual preferred stock dividends and distributions	(17,646)	(10,716)	(60,272)	(35,747)
Interest expense on mandatorily redeemable convertible preferred securities	279	260	1,161	1,568

Funds From Operations	$118,432	$133,594	$509,990	$532,251
Capital Replacements	(21,881)	(17,638)	(82,882)	(59,087)
Capital Enhancements(a)	(1,822)	—	(7,972)	—
Non-dilutive preferred stock dividends and distributions (AFFO)	(3,813)	—	(19,536)	—

Adjusted Funds From Operations	$90,916	$115,956	$399,600	$473,164

Funds From Operations:
Weighted average common shares, common share equivalents and Operating Partnership units outstanding:
Common shares and common share equivalents	100,205	92,766	97,620	90,835
Operating Partnership units and equivalents	12,189	9,656	12,395	11,312

	112,394	102,422	110,015	102,147

Adjusted Funds From Operations:
Weighted average common shares, common share equivalents and Operating Partnership units outstanding:
Common shares and common share equivalents	96,956	92,766	93,461	90,835
Operating Partnership units and equivalents	12,189	9,656	12,395	11,312

	109,145	102,422	105,856	102,147

Per Common Share:
Funds From Operations	$1.05	$1.30	$4.64	$5.21
Adjusted Funds From Operations	$0.83	$1.13	$3.77	$4.63
Dividends Declared	$0.82	$0.78	$3.28	$3.12

Other Data:	December 31, 2002	December 31, 2001	Percentage Increase (Decrease)
Conventional same store:
Weighted average physical occupancy	91.1%	93.4%	-2.3%
Average monthly rent per occupied unit	$687	$698	-1.6%
Conventional total portfolio:
Weighted average physical occupancy	90.2%	90.0%	0.2%
Average monthly rent per occupied unit	$723	$702	3.0%

(a)
In second quarter of 2002, Aimco determined to deduct Capital Enhancements, as well as Capital Replacements, to calculate Free Cash Flow and Adjusted Funds From Operations on a prospective basis.

Supplemental Schedule IV

Free Cash Flow from Business Segments

For the Three Months Ended December 31, 2002

(in thousands, except unit data)

(unaudited)

	Consolidated	Unconsolidated	Total	%
Real Estate
Conventional Apartments
Average monthly rent greater than $1,200 per unit (10,273 equivalent units)	$22,220	$800	$23,020	11.4%
Average monthly rent $1,000 to $1,200 per unit (9,771 equivalent units)	19,275	508	19,783	9.8%
Average monthly rent $900 to $1,000 per unit (14,436 equivalent units)	26,442	459	26,901	13.3%
Average monthly rent $800 to $900 per unit (8,687 equivalent units)	13,638	342	13,980	6.9%
Average monthly rent $700 to $800 per unit (18,155 equivalent units)	23,257	615	23,872	11.8%
Average monthly rent $600 to $700 per unit (33,587 equivalent units)	34,729	1,480	36,209	17.9%
Average monthly rent $500 to $600 per unit (41,270 equivalent units)	33,279	1,448	34,727	17.2%
Average monthly rent less than $500 per unit (22,684 equivalent units)	11,823	236	12,059	6.0%

Subtotal conventional real estate contribution to Free Cash Flow	184,663	5,888	190,551	94.3%
Affordable Apartments (25,454 equivalent units)	16,505	3,255	19,760	9.8%
College housing (average rent of $610 per month) (2,825 equivalent units)	3,598	57	3,655	1.8%
Other real estate	903		903	0.4%
Minority interest	(23,033)	—	(23,033)	(11.4)%

Total real estate contribution to free cash flow	182,636	9,200	191,836	94.9%
Investment Management Business
Management contracts (property and asset management)
Controlled properties	2,871	—	2,871	1.4%
Third party with terms in excess of one year	728	—	728	0.4%
Third party cancelable in 30 days	250	—	250	0.1%
Insurance operations	—	—	—	0.0%

Investment management business contribution to free cash flow before activity based fees	3,849	—	3,849	1.9%
Activity based fees	3,630	—	3,630	1.8%

Total investment management business contribution to free cash flow	7,479	—	7,479	3.7%
Interest and other income
Transactional income	17,468	—	17,468	8.6%
General partner loan interest	2,420	—	2,420	1.2%
Money market and interest bearing accounts	230	—	230	0.1%

Total interest and other income contribution to free cash flow	20,118	—	20,118	9.9%
General and administrative expenses	(7,967)	—	(7,967)	(3.9)%
Other expenses	(5,200)	—	(5,200)	(2.6)%
Provision for losses on accounts, fees and notes receivable	(4,168)	—	(4,168)	(2.0)%

Free Cash Flow	$192,898	$9,200	$202,098	100.0%

Supplemental Schedule IV (continued)

Free Cash Flow from Business Segments

For the Three Months Ended December 31, 2002

(in thousands, except per share data)

(unaudited)

	Basic			Diluted
	Consolidated	Unconsolidated	Total	Total
Free Cash Flow	$192,898	$9,200	$202,098	$202,098
Cost of Senior Capital
Interest expense:
Secured debt:
Long-term, fixed rate	(85,063)	(5,733)	(90,796)	(90,796)
Long-term, variable rate (principally tax-exempt)	(4,699)	(150)	(4,849)	(4,849)
Short-term	(4,441)	—	(4,441)	(4,441)
Lines of credit and other unsecured debt	(6,138)	—	(6,138)	(6,138)
Interest expense on mandatorily redeemable convertible preferred securities	(279)	—	(279)	—
Interest capitalized	4,202	(414)	3,788	3,788

Total interest expense before minority interest	(96,418)	(6,297)	(102,715)	(102,436)
Minority interest share of interest expense	9,816	—	9,816	9,816

Total interest expense after minority interest	(86,602)	(6,297)	(92,899)	(92,620)
Distributions on preferred OP units	(2,733)	—	(2,733)	—
Dividends on preferred stock	(22,092)	—	(22,092)	(17,646)

Total distributions/dividends on preferred OP units and stock	(24,825)	—	(24,825)	(17,646)
Non-structural depreciation, net of minority interest and Capital Replacements/Enhancements	9,556	1,774	11,330	11,330
Amortization of intangibles	(832)	—	(832)	(832)
Loss on dispositions of real estate	(28,553)	—	(28,553)	(28,553)
Loss from discontinued operations	(223)	—	(223)	(223)

Earnings Before Structural Depreciation	61,419	4,677	66,096	73,554
Structural depreciation, net of minority interest	(66,003)	(6,340)	(72,343)	(72,343)
Distributions to minority partners in excess of income	(11,705)		(11,705)	(11,705)
Interest expense on mandatorily redeemable convertible preferred securities	—	—	—	(279)
Preferred equity dividends	—	—	—	(7,179)

Net loss attributable to common OP unitholders and stockholders	(16,289)	(1,663)	(17,952)	(17,952)
Loss on dispositions of real estate	28,553	—	28,553	28,553
Discontinued operations:
Gain on disposals, net of minority interest	(1,684)	—	(1,684)	(1,684)
Real estate depreciation, net of minority interest	2,849	—	2,849	2,849
Income tax arising from disposals	1,955	—	1,955	1,955
Structural depreciation, net of minority interest	66,003	6,340	72,343	72,343
Distributions to minority partners in excess of income	11,705	—	11,705	11,705
Non-structural depreciation, net of minority interest	11,186	1,187	12,373	12,373
Amortization of intangibles	832	—	832	832
Interest expense on mandatorily redeemable convertible preferred securities	—	—	—	279
Preferred equity dividends	—	—	—	7,179

Funds From Operations	105,110	5,864	110,974	118,432
Capital Replacements	(19,030)	(2,851)	(21,881)	(21,881)
Capital Enhancements	(1,712)	(110)	(1,822)	(1,822)
Non-dilutive preferred stock dividends and distributions (AFFO)	—	—	—	(3,813)

Adjusted Funds From Operations	$84,368	$2,903	$87,271	$90,916

	Earnings (Loss)	Shares/Units	Per Share/Units
EBSD
Basic	$66,096	104,649
Diluted	73,554	112,394
Net Loss
Basic	(17,952)	104,649	$(0.17)
Diluted	(17,952)	104,649	$(0.17)
FFO
Basic	110,974	104,649
Diluted	118,432	112,394
AFFO
Basic	87,271	104,649
Diluted	90,916	109,145

Supplemental Schedule V

Free Cash Flow from Business Segments Narrative

(in thousands)

(unaudited)

        Free Cash Flow, Earnings Before Structural Depreciation, Funds From Operations, and Adjusted Funds From Operations are measurement standards used by the Company's management. These should not be considered alternatives to net income or cash flow from operating activities as determined in accordance with GAAP as an indication of the Company's performance or as a measure of liquidity.

  •
  "Free Cash Flow" ("FCF") is defined by the Company as net operating income minus the Capital Replacement spending invested to maintain and the Capital Enhancement spending invested to improve the related assets. It measures profitability prior to the cost of capital.

  •
  "Earnings Before Structural Depreciation" ("EBSD") is defined by the Company as net income, determined in accordance with GAAP, plus "Structural Depreciation," (i.e. depreciation of buildings and land improvements whose useful lives exceed 20 years.)

  •
  "Funds From Operations" ("FFO") is defined by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") as net income (loss), computed in accordance with GAAP, excluding gains and losses from extraordinary items and disposals from discontinued operations, net of related income taxes, plus real estate related depreciation and amortization (excluding amortization of financing costs), including depreciation for unconsolidated partnerships, joint ventures and discontinued operations. Aimco calculates FFO based on the NAREIT definition, as further adjusted for minority interest in the Aimco Operating Partnership, plus amortization of intangibles, plus distributions to minority partners in excess of income and less dividends on preferred stock. Aimco calculates FFO (diluted) by adding back the interest expense and preferred dividends relating to convertible securities whose conversion is dilutive to FFO. There can be no assurance that Aimco's basis for computing FFO is comparable with that of other real estate investment trusts.

  •
  "Adjusted Funds From Operations" ("AFFO") is defined by Aimco as FFO less actual spending for Capital Replacements and Capital Enhancements equal to $131 per apartment unit for the three months ended December 31, 2002, based on weighted average equivalent units of approximately 180,000 for the quarter.

Reconciliation of FCF, EBSD, FFO and AFFO to Net Income:

	For the Three Months Ended December 31, 2002
	FCF	EBSD	FFO	AFFO
Amount per Free Cash Flow Schedule	$202,098	$66,096	$110,974	$87,271
Total interest expense after minority interest	(92,899)	—	—	—
Distributions on preferred OP units	—	2,733	2,733	2,733
Dividends on preferred stock	—	22,092	22,092	22,092
Structural depreciation, net of minority interest	(72,343)	(72,343)	(72,343)	(72,343)
Non-structural depreciation, net of minority interest	(12,373)	—	(12,373)	(12,373)
Loss on dispositions of real estate	(28,553)	—	(28,553)	(28,553)
Discontinued operations:
Income from operations	48	—	—	—
Real estate depreciation, net of minority interest	—	—	(2,849)	(2,849)
Gain on disposals, net of minority interest	1,684	—	1,684	1,684
Income tax arising from disposals	(1,955)	—	(1,955)	(1,955)
Distributions to minority partners in excess of income	(11,705)	(11,705)	(11,705)	(11,705)
Capital Replacements	21,881	—	—	21,881
Capital Enhancements	1,822	—	—	1,822
Amortization of intangibles	(832)	—	(832)	(832)
Minority interest in Aimco Operating Partnership	(264)	(264)	(264)	(264)

Net income	$6,609	$6,609	$6,609	$6,609

Supplemental Schedule VI

Proportionate Income Statement Presentation (Including Proportionate Consolidated Income Statement)

For the Three Months Ended December 31, 2002

(in thousands, except per share data)

(unaudited)

				Reconciliation to Free Cash Flow From Business Segments(d)
		Proportionate Share of Unconsolidated Partnerships(b)	Proportionate Consolidated Income Statement(c)
	Aimco GAAP Income Statement(a)			Amortization of Intangibles	Minority Interest	Capital Replacements/ Enhancements	Free Cash Flow
RENTAL PROPERTY OPERATIONS:
Rental and other property revenues	$383,251	$29,962	$413,213	$—	$—	$—	$413,213
Property operating expenses	(156,840)	(17,801)	(174,641)	—	—	(23,703)	(198,344)
Minority interest	—	—	—	—	(23,033)	—	(23,033)

Income from property operations	226,411	12,161	238,572	—	(23,033)	(23,703)	191,836
INVESTMENT MANAGEMENT BUSINESS:
Management fees and other income from affiliates	28,222	—	28,222	—	—	—	28,222
Management and other expenses	(20,743)	—	(20,743)	—	—	—	(20,743)
Amortization of intangibles	(832)	—	(832)	832	—	—	—

Income from investment management business	6,647	—	6,647	832	—	—	7,479
General and administrative expenses	(7,967)	—	(7,967)	—	—	—	(7,967)
Other expenses	(5,200)	—	(5,200)	—	—	—	(5,200)
Provision for losses on accounts, fees and notes receivable	(4,168)	—	(4,168)	—	—	—	(4,168)
Depreciation of rental property	(81,065)	(7,527)	(88,592)	—	3,876	23,703	(61,013)
Interest expense	(96,418)	(6,297)	(102,715)	—	9,816	—	(92,899)
Interest and other income	20,118	—	20,118	—	—	—	20,118
Equity in earnings (losses) of unconsolidated real estate partnerships	(1,663)	1,663	—	—	—	—	—
Minority interest in consolidated real estate partnerships	(9,341)	—	(9,341)	—	9,341	—	—
Amortization of intangibles	—	—	—	(832)	—	—	(832)

Operating earnings	47,354	—	47,354	—	—	—	47,354
Loss on dispositions of real estate	(28,553)	—	(28,553)	—	—	—	(28,553)
Distributions to minority partners in excess of income	(11,705)	—	(11,705)	—	—	—	(11,705)

Income before minority interest in Aimco Operating Partnership and discontinued operations	7,096	—	7,096	—	—	—	7,096
Minority interest in Aimco Operating Partnership, preferred	(2,733)	—	(2,733)	—	—	—	—
Minority interest in Aimco Operating Partnership, common	2,469	—	2,469	—	—	—	—

Income from continuing operations	6,832	—	6,832	—	—	—	7,096
Discontinued operations:
Net loss from discontinued operations (including net gain on disposals of $1,684 and tax of $1,955)	(223)	—	(223)	—	—	—	(223)

Net income	6,609	—	6,609	—	—	—	6,873
Net income attributable to preferred stockholders	$22,092		$22,092				$24,825

Net loss attributable to common stockholders	$(15,483)		$(15,483)				$(17,952)

Basic loss per common share	$(0.17)		$(0.17)				$(0.17)

Diluted loss per common share	$(0.17)		$(0.17)				$(0.17)

Weighted average number of common shares outstanding	92,460
Weighted average number of common shares and common share equivalents outstanding	92,460
Dividends paid per common share	$0.82

(a)
Aimco's consolidated statement of income on a GAAP basis
(b)
Aimco's proportionate share of unconsolidated real estate partnerships
(c)
Total of Aimco's proportionate share of unconsolidated real estate partnerships and consolidated operations
(d)
Reconciliation of the proportionate consolidated income statement to the Free Cash Flow From Business Segments (Supplemental Schedule IV)

Supplemental Schedule VII

Selected Balance Sheet Information

As of December 31, 2002

(in thousands)

(unaudited)

I.    Property Debt:

  A.    Property Debt Detail

	Amount		Weighted Average Rate
Consolidated
Fixed	$4,867,315		7.16%
Variable (primarily tax-exempt)	1,011,346		2.88%

Sub-Total Consolidated	5,878,661	(1)	6.45%
Unconsolidated (Aimco's Share)
Fixed	410,717		7.57%
Variable (primarily tax-exempt)	14,271		3.65%

Sub-Total Unconsolidated	424,988		7.41%

Total Mortgage Debt (Consolidated and Pro Rata Share Unconsolidated)	$6,303,649		6.49%

Minority Interest	(588,390)

Aimco's Share of Mortgage Debt	$5,715,259

(1)
Includes $50,945 of liabilities related to assets held for sale

II. Acquisitions for the Quarter Ended December 31, 2002:

Park La Brea Acquisition	$55,500
Limited Partner Equity Interests	$7,000

III. Common Shares Outstanding as of December 31, 2002:

Class A Common Stock	93,770
Common OP and other units	12,061

105,831

IV. Preferred Stock:

	Amount	Coupon
Perpetual:
Class C	$60,000	9.00%
Class D	105,000	8.75%
Class G	101,250	9.375%
Class H	50,000	9.50%
Class Q	63,250	10.10%
Class R	173,500	10.00%

Total	$553,000

Convertible:
Class L	$62,500	10.00%
Class M	30,000	8.50%
Class N	100,000	9.00%
Class O	100,000	9.00%
Class P	99,992	9.00%

	392,492
Preferred OP units	118,894	8.82%
TOPRs	15,169	6.50%

Total	$526,555

V. Other Capital Expenditures

        For the three months and year ended December 31, 2002, Aimco spent a total of $34.2 million and $170.9 million, respectively, for Initial Capital Expenditures or "ICE" (expenditures at a property that have been identified at the time the property is acquired, as expenditures to be incurred within one year of the acquisition) and redevelopment (expenditures that substantially upgrade the related property).

        Aimco's share of those expenditures are as follows (in millions):

	Three Months Ended December 31, 2002			Year Ended December 31, 2002
	Conventional Assets	Affordable Assets	Total	Conventional Assets	Affordable Assets	Total
ICE	$7.8	$3.4	$11.2	$29.5	$6.6	$36.1
Redevelopment	21.0	2.0	23.0	131.0	3.8	134.8

	$28.8	$5.4	$34.2	$160.5	$10.4	$170.9

        The expenditures were funded by net cash provided by operating activities, working capital reserves and borrowings under the Company's credit facility.

Supplemental Schedule VIII

Summary of 2002 Redevelopment Activity

As of December 31, 2002

(in millions, except unit data)

(values are not adjusted for Aimco's ownership)

(unaudited)

					Cost in Millions							Number of Units
								Redevelopment Timing
		Ownership %	Number of Units		Market Value(1)									Out of Service
				Notes		Redevelopment	Total	Acquisition	Start	Complete	Stabilization	Completed	Leased
Grand Flamingo	Miami Beach, FL	77%	1,688		$63.1	$238.4	$301.5	Q3 1997	Q3 1997	Q2 2003	Q2 2004	849	753	839
Reflections	Indianapolis, IN	51.6%	582		$8.6	$17.1	$25.7	Q4 1998	Q2 2001	Q3 2003	Q3 2003	344	299	238
Meadow Creek	Boulder, CO	100%	332		$16.8	$16.1	$32.9	Q2 1985	Q3 1999	Q3 2002	Q3 2003	332	172	0
Glenbridge Manors	Cincinnati, OH	50.8%	290	(2)	$2.4	$28.5	$30.9	Q4 1998	Q3 2001	Q3 2003	Q4 2003	43	40	247
Ashford Plantation	Atlanta, GA	100%	221		$9.9	$18.2	$28.1	Q4 1995	Q2 2001	Q1 2003	Q4 2003	73	32	148
Wyntre Brook	West Chester, PA	100%	212		$6.7	$9.1	$15.8	Q2 1997	Q2 2001	Q3 2002	Q3 2002	212	208	0
Riverloft	Philadelphia, PA	100%	184		$9.0	$25.8	$34.8	Q2 1997	Q4 2000	Q1 2002	Q4 2002	184	173	0
Stonebrook II	Sanford, FL	100%	112		$0.5	$8.2	$8.7	Q2 1999	Q1 2001	Q4 2001	Q3 2002	112	86	0
Calhoun Beach Club	Minneapolis, MN	100%	57	(3)	$80.0	$30.7	$110.7	Q4 1998	Q4 2001	Q4 2002	Q2 2003	57	30	0
Park Towne	Philadelphia, PA	75.5%	0	(4)	$—	$11.4	$11.4	Q4 1997	Q4 2001	Q4 2002	N/A	0	0	0

	Total		3,678		$197.0	$403.5	$600.5					2,206	1,793	1,472

Supplemental Schedule IX

Top 40 Markets by NOI % Change	Range of 1	Greater than or equal to 0%	"Good"
The Good, the Bad and the Ugly	Range of 2	0% to -5%	"Bad"
YTD 2002 versus YTD 2001	Range of 3	Less than or equal to -5%	"Ugly"
												VARIANCE
				DECEMBER 2002 YTD				DECEMBER 2001 YTD				Revenue		Expenses		NOI
Market							% of Tot NOI				% of Tot NOI
	Sites	Units	Own %	REV	EXP	NOI		REV	EXP	NOI		Amt	% Change	Amt	% Change	Amt	% Change
The Good
Jacksonville	7	2,766	78.6%	17,479	6,396	11,083	1.9%	16,016	6,169	9,847	1.7%	1,463	9.1%	227	3.7%	1,236	12.5%
Galveston-Texas City	6	1,176	100.0%	8,838	3,923	4,915	0.8%	8,533	4,112	4,421	0.7%	305	3.6%	(189)	-4.6%	494	11.2%
Tucson	6	1,866	100.0%	11,852	4,509	7,343	1.3%	11,419	4,761	6,657	1.1%	433	3.8%	(252)	-5.3%	686	10.3%
Norfolk-Virginia Beach	12	3,740	85.8%	28,062	9,124	18,938	3.3%	25,979	8,791	17,189	2.9%	2,083	8.0%	333	3.8%	1,749	10.2%
San Diego	6	1,737	89.3%	17,633	4,671	12,962	2.2%	16,567	4,771	11,795	2.0%	1,066	6.4%	(100)	-2.1%	1,166	9.9%
San Antonio	17	3,876	100.0%	22,988	10,500	12,488	2.1%	22,289	10,898	11,391	1.9%	699	3.1%	(398)	-3.7%	1,097	9.6%
West Palm Beach-Boca	6	1,727	100.0%	16,581	5,913	10,668	1.8%	15,698	5,822	9,877	1.7%	882	5.6%	91	1.6%	791	8.0%
Albuquerque	5	1,115	100.0%	7,191	3,028	4,163	0.7%	7,027	3,162	3,865	0.7%	164	2.3%	(134)	-4.3%	298	7.7%
Grand Rapids-Muskegon	4	2,736	100.0%	19,562	7,871	11,691	2.0%	19,190	8,265	10,926	1.9%	372	1.9%	(394)	-4.8%	765	7.0%
Nashville	11	3,750	74.5%	20,839	7,307	13,532	2.3%	20,314	7,582	12,731	2.2%	526	2.6%	(275)	-3.6%	801	6.3%
Orange County	2	824	91.0%	8,441	2,050	6,391	1.1%	8,191	2,132	6,059	1.0%	250	3.1%	(82)	-3.8%	332	5.5%
Fort Wayne	3	2,461	97.1%	16,963	6,579	10,384	1.8%	16,257	6,351	9,907	1.7%	705	4.3%	228	3.6%	477	4.8%
Lansing-East Lansing	9	2,118	83.2%	15,198	5,159	10,039	1.7%	14,459	4,876	9,582	1.6%	739	5.1%	283	5.8%	457	4.8%
Philadelphia	5	3,392	84.2%	35,684	11,709	23,975	4.1%	35,531	12,629	22,903	3.9%	153	0.4%	(920)	-7.3%	1,073	4.7%
Dutchess County	1	835	100.0%	8,953	2,941	6,012	1.0%	8,701	2,944	5,757	1.0%	251	2.9%	(3)	-0.1%	254	4.4%
Columbus	8	1,886	61.9%	8,470	3,156	5,314	0.9%	8,245	3,131	5,113	0.9%	225	2.7%	25	0.8%	200	3.9%
Los Angeles-Long Beach	4	1,683	64.3%	16,038	3,910	12,128	2.1%	15,490	3,791	11,698	2.0%	548	3.5%	119	3.1%	430	3.7%
Middlesex-Somerset-Hunterdon	5	1,960	65.9%	14,500	4,449	10,051	1.7%	14,625	4,901	9,724	1.6%	(125)	-0.9%	(452)	-9.2%	327	3.4%
Las Vegas	4	1,253	86.6%	7,437	2,745	4,692	0.8%	7,411	2,850	4,562	0.8%	26	0.3%	(105)	-3.7%	131	2.9%
Tampa-St. Petersburg	22	5,861	80.4%	34,691	14,131	20,560	3.5%	33,977	13,832	20,145	3.4%	714	2.1%	299	2.2%	415	2.1%
Miami	8	2,839	80.6%	26,354	9,407	16,947	2.9%	26,285	9,676	16,610	2.8%	68	0.3%	(269)	-2.8%	337	2.0%
Hartford	2	650	100.0%	7,249	1,876	5,373	0.9%	7,089	1,791	5,299	0.9%	160	2.3%	85	4.8%	74	1.4%
Washington	28	12,352	79.6%	112,867	33,798	79,069	13.6%	111,109	33,024	78,085	13.2%	1,758	1.6%	774	2.3%	984	1.3%
Baltimore	8	1,620	72.0%	12,291	3,644	8,647	1.5%	12,121	3,544	8,578	1.5%	169	1.4%	100	2.8%	69	0.8%
Fort Lauderdale	5	1,413	86.5%	11,828	4,542	7,286	1.3%	11,812	4,562	7,250	1.2%	16	0.1%	(20)	-0.4%	36	0.5%

Subtotal	194	65,636	86.5%	507,987	173,338	334,649	57.6%	494,336	174,367	319,969	54.2%	13,650	2.8%	(1,029)	-0.6%	14,679	4.6%

The Bad
Cincinnati	9	2,173	84.0%	14,746	5,788	8,958	1.5%	15,321	6,130	9,191	1.6%	(575)	-3.8%	(342)	-5.6%	(233)	-2.5%
Chicago	21	6,215	88.8%	64,426	23,835	40,591	7.0%	65,898	24,245	41,653	7.1%	(1,471)	-2.2%	(410)	-1.7%	(1,062)	-2.5%
Houston	30	8,275	87.7%	51,366	21,844	29,522	5.1%	52,264	21,935	30,330	5.1%	(899)	-1.7%	(91)	-0.4%	(808)	-2.7%
Indianapolis	29	9,122	78.9%	47,589	20,354	27,235	4.7%	48,282	19,919	28,363	4.8%	(693)	-1.4%	435	2.2%	(1,128)	-4.0%
Salt Lake City-Ogden	6	2,115	75.3%	11,105	3,426	7,679	1.3%	11,693	3,653	8,041	1.4%	(588)	-5.0%	(227)	-6.2%	(361)	-4.5%

Subtotal	95	27,900	82.9%	189,232	75,247	113,985	19.6%	193,459	75,881	117,578	19.9%	(4,227)	-2.2%	(634)	-0.8%	(3,593)	-3.1%

The Ugly
Orlando	18	5,164	78.8%	31,073	12,932	18,141	3.1%	31,406	12,265	19,141	3.2%	(333)	-1.1%	667	5.4%	(1,001)	-5.2%
Columbia	7	1,670	69.8%	8,171	3,240	4,931	0.8%	8,582	3,242	5,339	0.9%	(410)	-4.8%	(2)	-0.1%	(408)	-7.6%
FortWorth-Arlington	10	2,139	79.4%	11,490	5,514	5,976	1.0%	12,080	5,561	6,520	1.1%	(590)	-4.9%	(47)	-0.8%	(543)	-8.3%
Denver	12	2,878	72.3%	19,829	5,432	14,397	2.5%	21,734	5,992	15,742	2.7%	(1,905)	-8.8%	(560)	-9.3%	(1,345)	-8.5%
Raleigh-Durham-Chapel Hill	11	3,023	78.2%	17,600	6,493	11,107	1.9%	18,627	6,240	12,387	2.1%	(1,028)	-5.5%	253	4.1%	(1,281)	-10.3%
Phoenix-Mesa	31	8,202	90.9%	49,670	20,481	29,189	5.0%	53,641	19,807	33,834	5.7%	(3,972)	-7.4%	674	3.4%	(4,646)	-13.7%
Dallas	21	5,700	67.8%	27,961	13,908	14,053	2.4%	29,722	12,689	17,033	2.9%	(1,761)	-5.9%	1,219	9.6%	(2,981)	-17.5%
Atlanta	23	6,171	78.4%	37,641	15,936	21,705	3.7%	41,499	14,884	26,615	4.5%	(3,858)	-9.3%	1,052	7.1%	(4,910)	-18.4%
Charlotte-Gastonia-Rock Hill	11	2,336	75.9%	10,788	5,218	5,570	1.0%	11,774	4,916	6,858	1.2%	(986)	-8.4%	302	6.1%	(1,287)	-18.8%
Austin-San Marcos	10	2,073	86.7%	13,608	6,334	7,274	1.3%	14,958	5,786	9,172	1.6%	(1,350)	-9.0%	548	9.5%	(1,898)	-20.7%

Subtotal	154	39,356	77.8%	227,831	95,488	132,343	22.8%	244,023	91,381	152,642	25.9%	(16,192)	-6.6%	4,107	4.5%	(20,299)	-13.3%

Top 40 Markets	443	132,892		925,050	344,073	580,977	100.0%	931,818	341,629	590,190	100.0%	(6,769)	-0.7%	2,444	0.7%	(9,213)	-1.6%

							100%				100%
The Other
Other Markets (8)—TX	14	3,271	76.7%	14,335	6,267	8,068		14,177	6,450	7,727		157	1.1%	(183)	-2.8%	340	4.4%
Other Markets (6)—NE	7	1,753	69.7%	10,668	3,638	7,030		10,409	3,676	6,734		258	2.5%	(38)	-1.0%	296	4.4%
Other Markets (6)—FL	17	3,859	87.9%	26,708	9,845	16,863		26,273	9,583	16,690		435	1.7%	262	2.7%	173	1.0%
Other Markets (23)—MW	53	13,449	62.8%	60,398	25,336	35,062		59,595	24,583	35,012		803	1.3%	753	3.1%	50	0.1%
Other Markets (23)—SE	58	12,829	69.0%	59,135	21,765	37,370		60,135	21,388	38,747		(1,000)	-1.7%	377	1.8%	(1,376)	-3.6%
Other Markets (4)—CA	9	2,135	56.9%	15,058	4,604	10,454		15,443	4,276	11,167		(385)	-2.5%	328	7.7%	(713)	-6.4%
Other Markets (8)—W	19	3,209	67.6%	19,127	5,351	13,776		20,631	5,668	14,962		(1,504)	-7.3%	(317)	-5.6%	(1,187)	-7.9%

	177	40,505	70.1%	205,427	76,806	128,621		206,662	75,625	131,037		(1,235)	-0.6%	1,181	1.6%	(2,416)	-1.8%

Total SSS(1)	620	173,397		1,130,477	420,879	709,598		1,138,481	417,254	721,227		(8,003)	-0.7%	3,625	0.9%	(11,629)	-1.6%

(1)
Does not include the Casden or New England acquisitons

Supplemental Schedule X

Same Store Sales
Fourth Quarter 2002 versus Fourth Quarter 2001

										Change Dec 02 QTD Less Dec 01 QTD
				Dec 02 QTD			Dec 01 QTD			Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast (1)
Washington	28	12,352	79.6%	27,906	7,984	19,922	28,091	8,186	19,905	(185)	-0.7%	(202)	-2.5%	17	0.1%
Philadelphia	5	3,392	84.2%	8,878	2,802	6,076	9,073	3,134	5,939	(195)	-2.2%	(332)	-10.6%	137	2.3%
Middlesex-Somerset-Hunterdon	5	1,960	65.9%	3,508	1,001	2,508	3,598	1,135	2,463	(90)	-2.5%	(135)	-11.9%	45	1.8%
Baltimore	8	1,620	72.0%	3,079	928	2,151	3,049	833	2,216	30	1.0%	95	11.4%	(65)	-2.9%
Dutchess County	1	835	100.0%	2,256	659	1,597	2,171	635	1,535	86	3.9%	24	3.8%	62	4.0%
Hartford	2	650	100.0%	1,792	480	1,312	1,798	489	1,309	(7)	-0.4%	(9)	-1.9%	3	0.2%
Other Markets (6)	7	1,753	69.7%	2,688	861	1,827	2,643	952	1,691	45	1.7%	(92)	-9.6%	136	8.1%

	56	22,562	79.2%	50,108	14,715	35,393	50,424	15,365	35,058	(316)	-0.6%	(651)	-4.2%	335	1.0%
Southeast
Norfolk-Virginia Beach	12	3,740	85.8%	7,147	2,331	4,815	6,782	1,965	4,817	365	5.4%	367	18.7%	(1)	0.0%
Atlanta	23	6,171	78.4%	8,847	4,339	4,508	10,316	3,865	6,452	(1,469)	-14.2%	474	12.3%	(1,944)	-30.1%
Nashville	11	3,750	74.5%	5,071	1,689	3,382	5,300	1,784	3,517	(229)	-4.3%	(95)	-5.3%	(134)	-3.8%
Raleigh-Durham-Chapel Hill	11	3,023	78.2%	4,268	1,673	2,594	4,620	1,526	3,094	(353)	-7.6%	147	9.6%	(500)	-16.2%
Charlotte-Gastonia-Rock Hill	11	2,336	75.9%	2,527	1,352	1,175	2,874	1,272	1,602	(347)	-12.1%	80	6.3%	(428)	-26.7%
Columbia	7	1,670	69.8%	1,953	841	1,112	2,190	866	1,324	(237)	-10.8%	(25)	-2.9%	(212)	-16.0%
Other Markets (23)	58	12,829	69.0%	14,419	5,498	8,921	14,988	5,093	9,895	(569)	-3.8%	405	8.0%	(974)	-9.8%

	133	33,519	74.6%	44,231	17,724	26,507	47,071	16,370	30,700	(2,840)	-6.0%	1,354	8.3%	(4,193)	-13.7%
Florida
Tampa-St. Petersburg	22	5,861	80.4%	8,530	3,449	5,081	8,567	3,642	4,924	(36)	-0.4%	(193)	-5.3%	157	3.2%
Orlando	18	5,164	78.8%	7,595	3,123	4,472	7,822	3,111	4,711	(227)	-2.9%	12	0.4%	(238)	-5.1%
Miami	8	2,839	80.6%	6,335	2,325	4,010	6,627	2,337	4,290	(292)	-4.4%	(12)	-0.5%	(281)	-6.5%
Jacksonville	7	2,766	78.6%	4,411	1,565	2,847	4,312	1,646	2,665	100	2.3%	(82)	-5.0%	181	6.8%
West Palm Beach-Boca	6	1,727	100.0%	4,055	1,355	2,700	3,992	1,497	2,494	63	1.6%	(143)	-9.5%	206	8.3%
Fort Lauderdale	5	1,413	86.5%	2,890	1,283	1,607	2,979	1,176	1,803	(89)	-3.0%	107	9.1%	(196)	-10.9%
Other Markets (6)	17	3,859	87.9%	6,563	2,379	4,184	6,690	2,395	4,294	(127)	-1.9%	(16)	-0.7%	(111)	-2.6%

	83	23,629	82.9%	40,380	15,479	24,901	40,988	15,805	25,183	(608)	-1.5%	(326)	-2.1%	(282)	-1.1%
Midwest
Chicago	21	6,215	88.8%	15,698	5,901	9,797	16,236	6,108	10,128	(538)	-3.3%	(208)	-3.4%	(330)	-3.3%
Indianapolis	29	9,122	78.9%	11,645	5,050	6,595	12,166	4,873	7,293	(521)	-4.3%	178	3.7%	(698)	-9.6%
Grand Rapids-Muskegon	4	2,736	100.0%	4,828	1,866	2,962	4,805	2,021	2,784	23	0.5%	(155)	-7.7%	178	6.4%
Lansing-East Lansing	9	2,118	83.2%	3,784	1,237	2,548	3,741	1,125	2,617	43	1.2%	112	9.9%	(69)	-2.6%
Fort Wayne	3	2,461	97.1%	4,119	1,756	2,363	4,192	1,566	2,626	(74)	-1.8%	189	12.1%	(263)	-10.0%
Cincinnati	9	2,173	84.0%	3,701	1,428	2,273	3,772	1,587	2,185	(72)	-1.9%	(159)	-10.0%	88	4.0%
Columbus	8	1,886	61.9%	2,048	878	1,170	2,157	848	1,309	(109)	-5.0%	30	3.5%	(139)	-10.6%
Other Markets (23)	53	13,449	62.8%	15,131	6,206	8,925	15,081	6,197	8,884	49	0.3%	9	0.1%	41	0.5%

	136	40,160	77.3%	60,954	24,321	36,632	62,151	24,326	37,826	(1,198)	-1.9%	(4)	0.0%	(1,193)	-3.2%
Texas
Houston	30	8,275	87.7%	12,313	5,109	7,204	13,418	5,430	7,987	(1,105)	-8.2%	(321)	-5.9%	(784)	-9.8%
Dallas	21	5,700	67.8%	6,812	3,276	3,536	7,381	3,515	3,866	(569)	-7.7%	(239)	-6.8%	(330)	-8.5%
San Antonio	17	3,876	100.0%	5,645	2,428	3,217	5,706	2,647	3,060	(61)	-1.1%	(219)	-8.3%	157	5.1%
Austin-San Marcos	10	2,073	86.7%	3,317	1,522	1,795	3,656	1,491	2,166	(339)	-9.3%	32	2.1%	(371)	-17.1%
FortWorth-Arlington	10	2,139	79.4%	2,802	1,344	1,458	3,072	1,328	1,744	(271)	-8.8%	15	1.1%	(286)	-16.4%
Galveston-Texas City	6	1,176	100.0%	2,166	927	1,240	2,105	937	1,168	61	2.9%	(10)	-1.1%	72	6.1%
Other Markets (8)	14	3,271	76.7%	3,641	1,531	2,110	3,619	1,541	2,078	22	0.6%	(9)	-0.6%	32	1.5%

	108	26,510	83.7%	36,697	16,137	20,559	38,957	16,889	22,069	(2,261)	-5.8%	(752)	-4.4%	(1,509)	-6.8%
West
Phoenix-Mesa	31	8,202	90.9%	11,613	5,286	6,327	13,309	5,334	7,975	(1,695)	-12.7%	(48)	-0.9%	(1,648)	-20.7%
Denver	12	2,878	72.3%	4,675	1,250	3,425	5,339	1,505	3,834	(665)	-12.4%	(255)	-17.0%	(409)	-10.7%
Tucson	6	1,866	100.0%	3,002	1,122	1,881	2,746	1,401	1,345	256	9.3%	(279)	-19.9%	535	39.8%
Salt Lake City-Ogden	6	2,115	75.3%	2,608	796	1,812	2,985	868	2,117	(377)	-12.6%	(72)	-8.2%	(306)	-14.4%
Las Vegas	4	1,253	86.6%	1,824	696	1,127	1,849	676	1,173	(26)	-1.4%	20	3.0%	(46)	-3.9%
Albuquerque	5	1,115	100.0%	1,836	740	1,096	1,743	943	800	93	5.4%	(203)	-21.5%	296	37.0%
Other Markets (8)	19	3,209	67.6%	4,570	1,280	3,290	5,143	1,346	3,797	(572)	-11.1%	(65)	-4.9%	(507)	-13.4%

	83	20,638	84.1%	30,128	11,171	18,957	33,114	12,073	21,041	(2,986)	-9.0%	(902)	-7.5%	(2,084)	-9.9%
California (2)
San Diego	6	1,737	89.3%	4,480	1,082	3,398	4,292	1,269	3,023	188	4.4%	(187)	-14.7%	375	12.4%
Los Angeles-Long Beach	4	1,683	64.3%	3,932	917	3,015	3,919	1,163	2,756	13	0.3%	(246)	-21.1%	259	9.4%
Orange County	2	824	91.0%	2,154	432	1,722	2,099	639	1,459	55	2.6%	(207)	-32.4%	262	18.0%
Other Markets (4)	9	2,135	56.9%	3,734	1,278	2,456	3,968	1,175	2,793	(234)	-5.9%	103	8.7%	(336)	-12.0%

	21	6,379	72.1%	14,300	3,708	10,591	14,277	4,246	10,032	22	0.2%	(537)	-12.7%	560	5.6%

SAME STORE SALES (118)	620	173,397	79.4%	276,796	103,256	173,541	286,983	105,075	181,908	(10,186)	-3.5%	(1,819)	-1.7%	(8,367)	-4.6%

(1)
Does not include New England acquisition
(2)
Does not include Casden acquisition

Supplemental Schedule XI

Same Store Sales
Year 2002 versus Year 2001

										Change Dec 02 YTD Less Dec 01 YTD
				Dec 02 YTD			Dec 01 YTD			Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast(1)
Washington	28	12,352	79.6%	112,867	33,798	79,069	111,109	33,024	78,085	1,758	1.6%	774	2.3%	984	1.3%
Philadelphia	5	3,392	84.2%	35,684	11,709	23,975	35,531	12,629	22,903	153	0.4%	(920)	-7.3%	1,073	4.7%
Middlesex-Somerset-Hunterdon	5	1,960	65.9%	14,500	4,449	10,051	14,625	4,901	9,724	(125)	-0.9%	(452)	-9.2%	327	3.4%
Baltimore	8	1,620	72.0%	12,291	3,644	8,647	12,121	3,544	8,578	169	1.4%	100	2.8%	69	0.8%
Dutchess County	1	835	100.0%	8,953	2,941	6,012	8,701	2,944	5,757	251	2.9%	(3)	-0.1%	254	4.4%
Hartford	2	650	100.0%	7,249	1,876	5,373	7,089	1,791	5,299	160	2.3%	85	4.8%	74	1.4%
Other Markets (6)	7	1,753	69.7%	10,668	3,638	7,030	10,409	3,676	6,734	258	2.5%	(38)	-1.0%	296	4.4%

	56	22,562	79.2%	202,211	62,055	140,156	199,587	62,509	137,078	2,624	1.3%	(454)	-0.7%	3,078	2.2%
Southeast
Norfolk-Virginia Beach	12	3,740	85.8%	28,062	9,124	18,938	25,979	8,791	17,189	2,083	8.0%	333	3.8%	1,749	10.2%
Atlanta	23	6,171	78.4%	37,641	15,936	21,705	41,499	14,884	26,615	(3,858)	-9.3%	1,052	7.1%	(4,910)	-18.4%
Nashville	11	3,750	74.5%	20,839	7,307	13,532	20,314	7,582	12,731	526	2.6%	(275)	-3.6%	801	6.3%
Raleigh-Durham-Chapel Hill	11	3,023	78.2%	17,600	6,493	11,107	18,627	6,240	12,387	(1,028)	-5.5%	253	4.1%	(1,281)	10.3%
Charlotte-Gastonia-Rock Hill	11	2,336	75.9%	10,788	5,218	5,570	11,774	4,916	6,858	(986)	-8.4%	302	6.1%	(1,287)	18.8%
Columbia	7	1,670	69.8%	8,171	3,240	4,931	8,582	3,242	5,339	(410)	-4.8%	(2)	-0.1%	(408)	-7.6%
Other Markets (23)	58	12,829	69.0%	59,135	21,765	37,370	60,135	21,388	38,747	(1,000)	-1.7%	377	1.8%	(1,376)	-3.6%

	133	33,519	74.6%	182,237	69,083	113,154	186,910	67,044	119,866	(4,673)	-2.5%	2,039	3.0%	(6,712)	-5.6%
Florida
Tampa-St. Petersburg	22	5,861	80.4%	34,691	14,131	20,560	33,977	13,832	20,145	714	2.1%	299	2.2%	415	2.1%
Orlando	18	5,164	78.8%	31,073	12,932	18,141	31,406	12,265	19,141	(333)	-1.1%	667	5.4%	(1,001)	-5.2%
Miami	8	2,839	80.6%	26,354	9,407	16,947	26,285	9,676	16,610	68	0.3%	(269)	-2.8%	337	2.0%
Jacksonville	7	2,766	78.6%	17,479	6,396	11,083	16,016	6,169	9,847	1,463	9.1%	227	3.7%	1,236	12.5%
West Palm Beach-Boca	6	1,727	100.0%	16,581	5,913	10,668	15,698	5,822	9,877	882	5.6%	91	1.6%	791	8.0%
Fort Lauderdale	5	1,413	86.5%	11,828	4,542	7,286	11,812	4,562	7,250	16	0.1%	(20)	-0.4%	36	0.5%
Other Markets (6)	17	3,859	87.9%	26,708	9,845	16,863	26,273	9,583	16,690	435	1.7%	262	2.7%	173	1.0%

	83	23,629	82.9%	164,712	63,166	101,546	161,468	61,909	99,559	3,245	2.0%	1,257	2.0%	1,987	2.0%
Midwest
Chicago	21	6,215	88.8%	64,426	23,835	40,591	65,898	24,245	41,653	(1,471)	-2.2%	(410)	-1.7%	(1,062)	-2.5%
Indianapolis	29	9,122	78.9%	47,589	20,354	27,235	48,282	19,919	28,363	(693)	-1.4%	435	2.2%	(1,128)	-4.0%
Grand Rapids-Muskegon	4	2,736	100.0%	19,562	7,871	11,691	19,190	8,265	10,926	372	1.9%	(394)	-4.8%	765	7.0%
Lansing-East Lansing	9	2,118	83.2%	15,198	5,159	10,039	14,459	4,876	9,582	739	5.1%	283	5.8%	457	4.8%
Fort Wayne	3	2,461	97.1%	16,963	6,579	10,384	16,257	6,351	9,907	705	4.3%	228	3.6%	477	4.8%
Cincinnati	9	2,173	84.0%	14,746	5,788	8,958	15,321	6,130	9,191	(575)	-3.8%	(342)	-5.6%	(233)	-2.5%
Columbus	8	1,886	61.9%	8,470	3,156	5,314	8,245	3,131	5,113	225	2.7%	25	0.8%	200	3.9%
Other Markets (23)	53	13,449	62.8%	60,398	25,336	35,062	59,595	24,583	35,012	803	1.3%	753	3.1%	50	0.1%

	136	40,160	77.3%	247,351	98,078	149,273	247,247	97,500	149,748	104	0.0%	578	0.6%	(474)	-0.3%
Texas
Houston	30	8,275	87.7%	51,366	21,844	29,522	52,264	21,935	30,330	(899)	-1.7%	(91)	-0.4%	(808)	-2.7%
Dallas	21	5,700	67.8%	27,961	13,908	14,053	29,722	12,689	17,033	(1,761)	-5.9%	1,219	9.6%	(2,981)	-17.5%
San Antonio	17	3,876	100.0%	22,988	10,500	12,488	22,289	10,898	11,391	699	3.1%	(398)	-3.7%	1,097	9.6%
Austin-San Marcos	10	2,073	86.7%	13,608	6,334	7,274	14,958	5,786	9,172	(1,350)	-9.0%	548	9.5%	(1,898)	-20.7%
FortWorth-Arlington	10	2,139	79.4%	11,490	5,514	5,976	12,080	5,561	6,520	(590)	-4.9%	(47)	-0.8%	(543)	-8.3%
Galveston-Texas City	6	1,176	100.0%	8,838	3,923	4,915	8,533	4,112	4,421	305	3.6%	(189)	-4.6%	494	11.2%
Other Markets (8)	14	3,271	76.7%	14,335	6,267	8,068	14,177	6,450	7,727	157	1.1%	(183)	-2.8%	340	4.4%

	108	26,510	83.7%	150,585	68,290	82,295	154,024	67,430	86,594	(3,439)	-2.2%	860	1.3%	(4,299)	-5.0%
West
Phoenix-Mesa	31	8,202	90.9%	49,670	20,481	29,189	53,641	19,807	33,834	(3,972)	-7.4%	674	3.4%	(4,646)	-13.7%
Denver	12	2,878	72.3%	19,829	5,432	14,397	21,734	5,992	15,742	(1,905)	-8.8%	(560)	-9.3%	(1,345)	-8.5%
Tucson	6	1,866	100.0%	11,852	4,509	7,343	11,419	4,761	6,657	433	3.8%	(252)	-5.3%	686	10.3%
Salt Lake City-Ogden	6	2,115	75.3%	11,105	3,426	7,679	11,693	3,653	8,041	(588)	-5.0%	(227)	-6.2%	(361)	-4.5%
Las Vegas	4	1,253	86.6%	7,437	2,745	4,692	7,411	2,850	4,562	26	0.3%	(105)	-3.7%	131	2.9%
Albuquerque	5	1,115	100.0%	7,191	3,028	4,163	7,027	3,162	3,865	164	2.3%	(134)	-4.3%	298	7.7%
Other Markets (8)	19	3,209	67.6%	19,127	5,351	13,776	20,631	5,668	14,962	(1,504)	-7.3%	(317)	-5.6%	(1,187)	-7.9%

	83	20,638	84.1%	126,211	44,972	81,239	133,556	45,893	87,663	(7,345)	-5.5%	(921)	-2.0%	(6,424)	-7.3%
California(2)
San Diego	6	1,737	89.3%	17,633	4,671	12,962	16,567	4,771	11,795	1,066	6.4%	(100)	-2.1%	1,166	9.9%
Los Angeles-Long Beach	4	1,683	64.3%	16,038	3,910	12,128	15,490	3,791	11,698	548	3.5%	119	3.1%	430	3.7%
Orange County	2	824	91.0%	8,441	2,050	6,391	8,191	2,132	6,059	250	3.1%	(82)	-3.8%	332	5.5%
Other Markets (4)	9	2,135	56.9%	15,058	4,604	10,454	15,443	4,276	11,167	(385)	-2.5%	328	7.7%	(713)	-6.4%

	21	6,379	72.1%	57,169	15,235	41,934	55,690	14,970	40,719	1,480	2.7%	265	1.8%	1,215	3.0%

SAME STORES SALES (118)	620	173,397	79.4%	1,130,477	420,879	709,598	1,138,481	417,254	721,227	(8,003)	-0.7%	3,625	0.9%	(11,629)	-1.6%

(1)
Does not include New England acquisition
(2)
Does not include Casden acquisition

Supplemental Schedule XII

First Quarter and 2003 Outlook Summary

(in millions, except per share data)

(unaudited)

	Q1 Outlook			2003 Outlook
	per Share Range			per Share Range

Summary FFO & AFFO Per Share
Operating—FFO / Share	$0.96	to	$0.99	$3.96	to	$4.12
Transactional FFO / Share	$0.04	to	$0.06	$0.24	to	$0.30

FFO / Share	$1.00	to	$1.05	$4.20	to	$4.42

Capital Replacements	$(0.18)	to	$(0.18)	$(0.78)	to	$(0.76)
AFFO Before CE	$0.82	to	$0.87	$3.42	to	$3.66
Capital Enhancements	$(0.02)	to	$(0.02)	$(0.06)	to	$(0.04)

AFFO / Share	$0.80	to	$0.85	$3.36	to	$3.62

Dividends	$0.82	to	$0.82	$3.28	to	$3.28
Dividend payout ratio (AFFO before CE)	100%	to	95%	96%	to	90%
Share Count
FFO	112		112	112		112
AFFO	109		109	108		108
Operating Earnings / Share	$0.15	to	$0.21	$0.83	to	$1.07
Earnings Per Share (GAAP)	$0.06	to	$0.12	$0.46	to	$0.70
Operating FFO Assumptions

Real Estate Operations
Conventional
SSS
Occupancy rate	90%	to	91%	91%	to	92%
NOI Growth(1)	-9%	to	-7%	-4%	to	-1%
2002 Acquisitions (NOI incremental contribution, $mm)	$0.5	to	$1	$5	to	$6
Investment Management ($MM)
Property Management	$6	to	$7	$22	to	$27
Interest Income ($MM)
GP Loans Interest and Interest bearing accounts	$4	to	$5	$22	to	$24
General and Administrative Expenses ($MM)	$4	to	$5	$17	to	$19
Transaction FFO Assumptions

Investment Management ($MM)
Activity Based Fees	$3	to	$5	$20	to	$25
Interest Income ($MM)
Transactional Income	$1	to	$2	$7	to	$9
Capital Expenditure, Investing and Financing (Full Year 2003)
Capital Expenditures
Capital Replacements (per unit)				$475	to	$485
Capital Enhancement (per unit)				$25	to	$40
Investing and Financing Activities ($MM)
Redevelopment Expenditures (Expected NOI yield 9%—10%)				$75	to	$100
Acquisitions (Gross Real Estate Value)				$200
Dispositions
Aimco share				$400	to	$600
Aimco share of net cash (net of mortgage debt)				$200	to	$300
Refinancing
Aimco share				$250	to	$300
Aimco share of net cash (net of mortgage debt)				$100	to	$130
Tenders (Equity $)				$40

(1)
Q1 outlook NOI Growth (1Q 2003 v. 1Q 2002); 2003 outlook (2003 vs. 2002)

QuickLinks

Actual Versus Projected Results
Fourth Quarter Mortgage Refinancings
Capital Structure
Coverage Ratios
TABLE OF CONTENTS
FORWARD LOOKING STATEMENT
Consolidated Statements of Income(a) (in thousands, except per share data) (unaudited)
Balance Sheet Presentation (in thousands) (unaudited)
Funds From Operations and Adjusted Funds From Operations (in thousands, except per share data) (unaudited)
Free Cash Flow from Business Segments For the Three Months Ended December 31, 2002 (in thousands, except unit data) (unaudited)
Free Cash Flow from Business Segments For the Three Months Ended December 31, 2002 (in thousands, except per share data) (unaudited)
Free Cash Flow from Business Segments Narrative (in thousands) (unaudited)
Proportionate Income Statement Presentation (Including Proportionate Consolidated Income Statement) For the Three Months Ended December 31, 2002 (in thousands, except per share data) (unaudited)
Selected Balance Sheet Information As of December 31, 2002 (in thousands) (unaudited)
Summary of 2002 Redevelopment Activity As of December 31, 2002 (in millions, except unit data) (values are not adjusted for Aimco's ownership) (unaudited)
Same Store Sales Fourth Quarter 2002 versus Fourth Quarter 2001
Same Store Sales Year 2002 versus Year 2001
First Quarter and 2003 Outlook Summary (in millions, except per share data) (unaudited)